Exhibit 10.3

Fourth Amendment
to the
IMS HEALTH INCORPORATED RETIREMENT EXCESS PLAN

This AMENDMENT NO. 4, dated as of May 3, 2016 (this “Amendment”), to that certain IMS Health Incorporated Retirement Excess Plan, as amended and restated effective January 1, 2005, as amended on March 17, 2009, December 8, 2009 and April 5, 2011 (the “Plan”).

W I T N E S S E T H:

WHEREAS the board of directors of IMS Health Incorporated (the “Company”) desires to amend Section 3.6(a)(ii) of the Plan.

NOW THEREFORE, it is hereby acknowledged and agreed that:

1.Defined Terms.  Capitalized terms used herein, but not defined herein, have the respective meanings ascribed thereto in the Plan.

2.Amendment.

Section 3.6(a)(ii) of the Plan is hereby amended by adding the following to the end of such section:

“Notwithstanding the foregoing, in no event shall the execution of the Agreement and Plan of Merger by and between IMS Health Holdings, Inc. and Quintiles Transnational Holdings Inc. dated May 3, 2016, as may be amended, the announcement of the potential transaction contemplated by such agreement nor the consummation of the transaction contemplated by such agreement, constitute a Potential Change in Control or a Change in Control for purposes of the Plan.”

3.Reference to and Effect on the Plan.  Except as specifically amended herein, the Plan shall remain in full force and effect and is hereby ratified and confirmed.  All references in the Plan to the “Plan” shall mean the Plan as amended by this Amendment.

4.Effectiveness.  This Amendment shall become effective as of the date this Amendment is approved by the board of directors of the Company.

[Signature Page to Follow]

Very truly yours,

IMS HEALTH INCORPORATED

By:	/s/ Harvey A. Ashman
Name: Harvey A. Ashman
Title: Secretary

Effective Date:    May 3, 2016